The Separate Accounts of Hartford Life Insurance Company (“HLIC”) and Hartford Life and Annuity Insurance Company (HLAIC) are the listed Registrants.  The Registrants do not control nor own any legal entities.  The Depositors, HLIC and HLAIC, are wholly-owned subsidiaries of the Hartford Financial Services Group, Inc.,(“HFSG”) a publicly held company registered with the U.S. Securities and Exchange Commission.  Entities that are under common control with the Depositors are listed below, along with entities that are owned or controlled by the Depositors. HSFG serves as the ultimate parent of the entities listed below.

The Hartford Financial Services Group, Inc. (Delaware) (1)
MPC Resolution Company LLC (Delaware)
Heritage Holdings, Inc. (Connecticut) (1)
Heritage Reinsurance Company, Ltd. (Bermuda)
First State Insurance Company (Connecticut)
New England Insurance Company (Connecticut)
New England Reinsurance Corporation (Connecticut)
Hartford Fire Insurance Company (Connecticut)
Hartford Insurance Company of Illinois (Illinois)
Hartford Underwriters General Agency, Inc. (Texas)
Hartford of Texas General Agency, Inc. (Texas)
Twin City Fire Insurance Company (Indiana)
Hartford Integrated Technologies, Inc. (Connecticut)
Access Coveragecorp, Inc. (North Carolina)
Access Coveragecorp Technologies, Inc. (North Carolina)
1st Agchoice, Inc. (South Dakota)
Business Management Group, Inc. (Connecticut)
Nutmeg Insurance Agency, Inc. (Connecticut)
*Hartford Lloyds Corporation (Texas)
HRA Brokerage Services, Inc. (Connecticut)
Hartford Accident and Indemnity Company (Connecticut)
Hartford Casualty Insurance Company (Indiana)
Hartford Underwriters Insurance Company (Connecticut)
Hartford Fire General Agency, Inc. (Texas)
Hartford Casualty General Agency, Inc. (Texas)
**Hartford Lloyd’s Insurance Company (Texas)
Northern Homelands Company (Minnesota)
Maxum Indemnity Company (Connecticut)
Maxum Casualty Insurance Company (Connecticut)
Maxum Specialty Services Corporation (Georgia)
Trumbull Insurance Company (Connecticut)
Hartford Specialty Insurance Services of Texas, LLC (Texas)
Horizon Management Group, L.L.C. (Delaware)
Property & Casualty Insurance Company of Hartford (Indiana)
Sentinel Insurance Company, Ltd. (Connecticut)
Pacific Insurance Company, Limited (Connecticut)
Hartford Insurance Company of the Southeast (Connecticut)
Hartford Insurance Company of the Midwest (Indiana)
Hartford Strategic Investments, LLC (Delaware)
FTC Resolution Company, LLC (Delaware) (1)
Hartford Investment Management Company (Delaware) (2)
New Ocean Insurance Co., Ltd. (Bermuda)
Hartford Holdings, Inc. (Delaware) (1) (4)
Hartford Life, Inc. (Delaware) (1)
Hartford Funds Management Group, Inc. (Delaware) (1)
Hartford Administrative Services Company (Minnesota)
Hartford Funds Management Company, LLC (Delaware) (2)
Lattice Strategies LLC (Delaware)
HL Investment Advisors, LLC (Connecticut)
Hartford Funds Distributors, LLC (Delaware) (3)
Hartford Life and Accident Insurance Company (Connecticut)
Hartford Group Benefits Holding Company (Delaware) (1)
Hartford Life, Ltd. (Bermuda)
Fountain Investors III, LLC (Delaware) (5)
Fountain Investors IV, LLC (Delaware) (5)
FP R, LLC (Delaware) (5)
Hartford Life Private Placement, LLC (Delaware)
Hartford Life Insurance Company (Connecticut)
Hartford Life International Holding Company (Connecticut) (1)
American Maturity Life Insurance Company (Connecticut)
Hartford International Life Reassurance Corporation (Connecticut)

*Hartford Lloyd’s Corporation is the Attorney-In-Fact for Hartford Lloyd’s Insurance Company.
**Hartford Lloyd’s Insurance Company is an association of underwriters authorized to offer commercial and personal lines insurance products in Texas only. Hartford Lloyd’s Insurance Company acts by and through its Attorney-In-Fact as a Lloyd’s plan insurer.

Hartford Life and Annuity Insurance Company (Connecticut)
Hartford Financial Services, LLC (Delaware) (1)
HIMCO Distribution Services Company (Connecticut) (3)
Hartford Securities Distribution Company, Inc. (Connecticut) (3)
Hartford-Comprehensive Employee Benefit Service Company (Connecticut)
The Hartford International Asset Management Company Limited (Ireland)
Fountain Investors I, LLC (Delaware) (5)
Fountain Investors II, LLC (Delaware) (5)
Lanidex Class B, LLC (Delaware) (5)
Lanidex R, LLC (Delaware) (5)
Nutmeg Insurance Company (Connecticut)
Trumbull Flood Management, LLC (Connecticut)
Hartford Residual Market, L.L.C. (Connecticut)
Hart Re Group, L.L.C. (Connecticut) (1)
Fencourt Reinsurance Company, Ltd. (Bermuda)
HLA, LLC (Connecticut)
Hartford Management, Ltd. (Bermuda) (1)
Hartford Insurance, Ltd. (Bermuda)

**Ownership is 100% unless otherwise noted.

Endnotes:

(1)	Holding Company

(2)	Investment Advisor

(3)	Broker/Dealer

(4)
Hartford Fire Insurance Company owns 100% of the issued and outstanding Preferred Stock of Hartford Holdings, Inc. The Hartford Financial Services Group, Inc. is the owner of 100% of the issued and outstanding common shares of Hartford Holdings, Inc.

(5)	Special Purpose Entity